Biotricity’s Bioflux Named Best Remote Patient Monitoring Solution by MedTech Breakthrough

Medical Device Innovator Honored for Innovation and For Exemplifying the Best in Healthcare Technology Solutions

REDWOOD CITY, CA – June 6, 2018 – Biotricity Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, today announced that its Bioflux device has won the prestigious MedTech Breakthrough Award 2018 for Best Remote Patient Monitoring Solution. MedTech Breakthrough, an independent organization that recognizes the top companies, technologies and products in the global health and medical technology market, designed the awards to recognize those companies that have succeeded in pushing ingenuity and exemplify the best healthcare technology solutions across the globe.

“It is an honor to be selected the best Remote Patient Monitoring Solution by MedTech Breakthrough given the considerable competition and number of entries this year,” said Mr. Waqaas Al-Siddiq, Founder and CEO of Biotricity. “We consider this recognition a true testament to the hard work and passion of the Biotricity team and, more importantly, the impact our remote patient monitoring device is expected to have on the lives of patients.”

The Bioflux system is designed to be a complete solution for cardiac monitoring and diagnosis, consisting of the Bioflux device, proprietary software, and a 24/7 monitoring center that merges seamlessly with physicians’ existing platforms and workflows. Unlike traditional cardiac monitoring solutions, Bioflux extends the support a patient receives at a care facility into the patient’s home. The device monitors a patient’s ECG in near real-time, constantly analyzing and collecting data on the device and periodically uploading to the cloud via embedded cellular technology.

“Doctors and patients are eager for solutions that help them harness the power of data to drive better care and value,” said Spencer LaDow, Vice President of Engineering at Biotricity. “We designed the Bioflux system to meet this need by bringing patient-specific insights into a physician’s workflow in real-time, enabling them to better detect and diagnose heart conditions. With earlier detection and diagnosis, effective at-home use, and billing code integration for physicians, Bioflux is expected to positively impact care quality, patient outcomes, and reimbursement.”

The mission of the MedTech Breakthrough Awards is to honor the innovation, hard work and success of the top companies, people, platforms and products in the health, fitness and medical technology industries. This year’s program attracted more than 3,000 nominations for the different award categories from over 10 different countries. All nominations were evaluated by an independent panel of experts within the medical and health industry.

To learn more, visit www.biotricity.com or follow on:

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About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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Media Contacts

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Richard Smith,

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Investor Relations:

Biotricity Inc.

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investors@biotricity.com

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